UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 10, 2007

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events

Item 8.01.	Other Events.

On November 14, 2007, we indicated that we intended to purchase approximately 200,000 AllianceBernstein Holding Units, from time to time between November 15, 2007 and December 14, 2007, to fund anticipated obligations under certain of our employee deferred compensation plans.

We now expect to make open-market purchases aggregating approximately 450,000 AllianceBernstein Holding Units to fund these anticipated obligations by close of business on December 14, 2007. Depending on market prices of the Units at the times we make purchases, and the number of Units we will need to fund these obligations, the number of Units we actually purchase may vary from this amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.

Dated: December 10, 2007	By:	/s/ Adam R. Spilka
Adam R. Spilka
Senior Vice President,
Counsel and Secretary